Exhibit 10.13

FERRELLGAS, INC.

2025 NON-EMPLOYEE DIRECTOR

PHANTOM UNIT PLAN

SECTION 1.ESTABLISHMENT AND PURPOSE

1.1Establishment.  The Ferrellgas, Inc. 2025 Non-Employee Director Phantom Unit Plan has been adopted by the Company for the purpose of providing a form of equity-based incentive compensation to Non-Employee Directors to attract and retain highly qualified Non-Employee Directors and to align the interests of such Non-Employee Directors with the long-term success of the Company and the Partnership.

1.2Effective Date.  The effective date of the Plan shall be June 19, 2025.

SECTION 2.DEFINITIONS; CONSTRUCTION

2.1Definitions.  For purposes of the Plan:

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means a grant of a specified number of Phantom Units, payable solely in the form of cash compensation, pursuant to the terms and conditions of the Plan and the applicable Award Agreement.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.  Notwithstanding any Committee action or any resolution or other written document indicating that an Award shall be or is granted pursuant to the Plan, no Award shall be deemed to have been granted unless and until the Grantee and the Company execute and deliver an Award Agreement relating to such Award.  The Award Agreement shall comply with and be subject to, and may incorporate by reference all or any of, the terms and conditions of the Plan.

“Beneficiary” has the meaning ascribed to it in Section 6.1.

“Board” means the Board of Directors of the Company.

“Cause” shall mean any one or more of the following:

(i)Indictment for, or conviction or plea of “guilty” or “no contest” to, fraud, embezzlement, misappropriation, theft, crime involving moral turpitude (including, without limitation, immoral conduct or indecency), or any other act by a Participant that is a criminal act under federal or state laws; or

(ii)The willful and continued failure or refusal of a Participant to perform duties assigned to the Participant as a Director; or

(iii)Any violation or breach by a Participant of any covenant or agreement of the Participant with the Company; or

(iv)A Participant’s willful violation of any of the Company’s policies or any deliberate action that is detrimental to Company’s efforts to operate profitably.

“Change of Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each of which is described as follows:

(i)Change in Ownership:  A change in the ownership will occur on the date that any Person, or more than one Person acting as a group, acquires ownership of the Company that, together with Company common stock held by such Person or group, constitutes more then fifty percent (50%) of the total fair market value or total voting power of the common stock of the Company.  However, if any one Person, or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the common stock of the Company, the acquisition of additional Company common stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii)Change in the Effective Control:  A change in the effective control of the Company will occur only on the date that either (a) any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of the common stock of the Company possessing thirty percent (30%) or more of the total voting power of the common stock of the Company, or (b) a majority of the members of the Board is replaced during any twelve (12) month period by Company directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  If any one Person, or more than one Person acting as a group, is considered to effectively control the Company as described above, the acquisition of additional control of the Company by the same Person or Persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (i) above).

(iii)Change in Ownership of Substantial Portion of Company Assets:  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  As used herein, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  A transfer of Company assets is not treated as a change in the ownership of such assets if the Company assets are transferred to (a) a Company shareholder (immediately before the asset transfer) in exchange for or with respect to the Company shareholder’s Company common stock; or (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; or (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding common stock of the Company; or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (c) above.  For purposes of the preceding paragraphs (a), (b), (c), and (d), a Person’s status is determined immediately after the transfer of the Company assets (except as otherwise specifically provided).

(iv)Persons Acting as a Group:  Persons will not be considered to be acting as a group solely because they purchase or own common stock of the Company at the same time or as a result of the same public offering or solely because they purchase assets of the Company at the same time.  However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or purchase or acquisition of assets, or similar business transaction with the Company.

“Class A Unit” means a Class A Unit of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations, and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

“Committee” means the compensation committee of the Board that has been duly appointed from time to time by the Board to administer the Plan and having such powers as shall be specified by the Board, including, without limitation, the power to make or amend Awards or to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

“Company” means Ferrellgas, Inc., a Delaware corporation, or any successor corporation thereto.

“Director” means a member of the Board of Directors of the Company.

“Disability” means the disability of a Participant with “disability” having the same meaning as “disabled” under Code Section 409A(a)(2)(C) and the Participant being determined to be totally disabled by the Social Security Administration.

“Fair Value” means the value of Phantom Units for all purposes of this Plan as determined as follows:

(i)if there is a public market for the Phantom Units, then for each Phantom Unit, the average closing price of one Class A Unit for the ten (10) trading days preceding the applicable measurement date under this Plan as quoted on the OTC Pink market or such other national or regional securities exchange or market system constituting the primary market for the Class A Units, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)if there is then no public market for the Partnership Class A Units, and the Board has accepted, a bona fide written appraisal by a qualified appraiser of the fair market value of the Partnership Units for this Plan, or for any other purpose the Board deems appropriate, then the fair market value of a Partnership Class A Unit established by such most recent appraisal shall be the Fair Value of a Partnership Class A Unit (the Board may, at its sole discretion, as part of their acceptance of any appraisal, obtain an update to any such appraisal, and, if there is a difference, accept the fair market value as established by such update).

(iii)in all other cases, the Fair Value shall be determined by the Board in the exercise of its good faith business judgment without regard to any restriction other than a restriction which, by its terms, will never lapse and without regard to any minority discount, in accordance with Section 409A.

“Grant Date” means the date an Award is granted under the Plan.

“Non-Employee Director” means a member of the Board who is not an employee of the Company (or a Subsidiary or Affiliate).

“Partnership” means Ferrellgas Partners, L.P., a Delaware limited partnership.

“Participant” means a Non-Employee Director who is granted an Award under the Plan.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Phantom Unit” means a hypothetical unit that is granted to a Participant under an Award pursuant to Section 5.2 and that tracks the Fair Value of Class A Units.  Phantom Units shall earn dividend or distribution equivalent rights in the same manner as holders of Class A Units.

“Plan” means this Ferrellgas, Inc. 2025 Non-Employee Director Phantom Unit Plan, as amended and/or amended and restated from time to time.

“Section 409A” means Section 409A of the Code and the Treasury Regulations issued thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s service as a Non-Employee Director.  A Participant’s Service shall be deemed to have terminated upon the expiration of his or her Board term or upon earlier termination of his or her services as a Director; provided, however, that such termination constitutes a complete termination of the Director’s relationship with the Company and neither the Company nor the Board anticipates the renewal of the Participant’s term as a Director or the Participant’s becoming an employee of the Company (or a Subsidiary or Affiliate of the Company).

“Subsidiary” mean any present or future “subsidiary corporation” of the Company, as defined in Code Section 424(f).

2.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.3Section 409A.  It is intended that this Plan comply with the provisions of Code Section 409A, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would become payable under this Plan.  This Plan shall be administered in a manner that will comply with Code Section 409A.  Any provisions that would cause this Plan to fail to satisfy Code Section 409A shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A).  The Company shall have the right to adopt such amendments to the Plan as are deemed necessary or appropriate, upon the advice of counsel, to comply with and conform to the requirements of Code Section 409A.  For purposes of the Plan, a termination of Service must qualify as a “separation from service” within the meaning of Section 409A and Treasury Regulation 1.409A-1(h).

SECTION 3.ADMINISTRATION

3.1Administration by the Committee.  The Plan shall be administered by the Committee.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in or claiming any rights under the Plan.  If a Participant is also a member of the Committee, he shall not participate in any decision involving any request made by him or relating in any way to his rights, duties, and obligations as a Participant under the Plan.  The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan and to take such actions and perform such functions under the Plan as the Committee may specify.  Any such officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination, or election which is the responsibility of or which is allocated to the Company herein; provided the officer has apparent authority with respect to such matter, right, obligation, determination, or election.

3.2Powers of the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)to designate Participants;

(ii)to determine the terms of Awards to be granted to each Participant;

(iii)to determine the number of Awards to be granted, the number of Phantom Units as to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any limitation or restriction, including restrictions on transferability, and any accelerations upon a Change of Control or otherwise or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)to determine whether, to what extent, and under what circumstances an Award may be accelerated, canceled, forfeited, exchanged, or surrendered;

(v)to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)to adopt, suspend, waive, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(x)to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.

3.3Non-Uniform Determinations.  Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount, and timing of such Awards, and the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.  Unless otherwise provided in this Plan, the Committee shall make all determinations permitted or required by and exercise the authority granted in the Plan in its sole and absolute authority and discretion.

3.4Records and Reports.  The Committee shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan.  Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan.

3.5Payment of Expenses.  The Company shall bear all expenses incurred by it and by the Committee in administering this Plan.

3.6Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager, or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any Award.

3.7Arbitration and Disputes.  The Committee may, in its reasonable discretion, include in any Award Agreement provisions which mandate the resolution of any claims or disputes by mandatory arbitration, and may require the consent to the exclusive venue and jurisdiction of such court or courts as the Committee determines.

SECTION 4.ELIGIBILITY AND LIMITATIONS

Awards may be granted only to Non-Employee Directors.  Eligible persons may be granted more than one Award.

SECTION 5.SPECIFIC TERMS OF AWARDS

5.1General.  Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 5.  In addition, the Committee may impose on any Award, at the Grant Date or thereafter (subject to the terms of Section 10), such additional restrictions, terms, and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  The Committee may, at the time an Award is granted, provide a limitation on the amount payable in respect of each Phantom Unit.  Except as may be required by applicable law, Awards may be granted for no consideration other than prior or future services.

5.2Awards.  The Committee is authorized to grant Awards to Participants on the following terms and conditions:

5.2(a)Annual Basis.  Except in the case of newly appointed Non-Employee Directors, Awards may be made annually by the Committee.

5.2(b)Amount of Award.  Each Award shall consist of a number of Phantom Units that shall be determined by the Committee in its discretion.

5.2(c)Vesting and Forfeiture.  Awards shall vest 100% on the first anniversary of the Grant Date or upon the Participant’s death (if before). Notwithstanding the foregoing, Awards granted coincident with the adoption of the Plan shall vest 100% on September 25, 2025. Unvested Awards of a Participant shall be forfeited upon a termination of Service.  In the event a Participant’s Service terminates for Cause, both vested and unvested Awards shall be forfeited.

5.2(d)Payment Events and Timing.  Payment of a Participant’s vested Award shall be made upon the first to occur of (x) a termination of Service as described in paragraphs 5.2(d)(i) through 5.2(d)(iii), (y) a Change of Control as described in paragraph 5.2(d)(iv), or (z) the third anniversary of the Grant Date as described in paragraph 5.2(d)(v).

5.2(d)(i)Expiration of Board Term.  If the Participant’s termination of Service occurs due to the expiration of the Participant’s Board term, the Participant shall be entitled to payment of an amount equal to the Fair Value as of the date of termination of Service, multiplied by the number of outstanding vested Phantom Units held by the Participant as of such date.  Payment of said amount shall be made in a cash lump-sum payment no later than sixty (60) days after the date of termination of Service.

5.2(d)(ii)Resignation Before Expiration of Board Term.  If the Participant’s termination of Service occurs due to his or her resignation without Cause before expiration of his or her Board term, the Participant shall be entitled to payment of an amount equal to the Fair Value as of the date of termination of Service, multiplied by the number of outstanding vested Phantom Units held by the Participant as of such date.  Payment of said amount shall be made in a cash lump-sum payment no later than sixty (60) days after the date of termination of Service.

5.2(d)(iii)Participant’s Disability and/or Death. If the Participant’s termination of Service occurs due to his or her Disability or death, the Participant (or the Participant’s Beneficiary in the event of the Participant’s death) shall be entitled to payment of an amount equal to the Fair Value as of the date of termination of Service, multiplied by the number of outstanding vested Phantom Units held by the Participant as of such date.  Payment of said amount shall be made in a cash lump-sum payment no later than sixty (60) days after the date of termination of Service.

5.2(d)(iv)Change of Control.  In the event of a Change of Control, the Participant shall be entitled to payment of an amount equal to the Fair Value as of the effective date of the Change in Control, multiplied by the number of outstanding vested Phantom Units held by the Participant as of such date.  Payment of said amount shall be made in a cash lump-sum payment within sixty (60) days of the effective date of the Change of Control.  Pursuant to Section 3.2(iv), unvested Phantom Units may be automatically vested upon a Change of Control at the discretion of the Committee.

5.2(d)(v)Third Anniversary of Grant Date.  Upon the third anniversary of an Award’s Grant Date, the Participant shall be entitled to payment of an amount equal to the Fair Value as of the third anniversary date, multiplied by the number of outstanding vested Phantom Units held by the Participant as of such date.  Payment of said amount shall be made in a cash lump-sum payment no later than sixty (60) days after the third anniversary date.

SECTION 6.BENEFICIARIES

6.1Beneficiary Designation.  Each Participant from time to time may designate any person or persons (who may be named contingently or successively) (each a “Beneficiary”) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Participant’s lifetime.

6.2Beneficiary Designation.  In the absence of a Beneficiary designation that complies with the requirements of Section 6.1, or if, at the time any Plan payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Company shall pay any such Plan payment to the Participant’s estate.  In determining the existence or identity of anyone entitled to receive a Plan payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any taxes or other consequences which might flow therefrom, or may take such other action as the Company or the Committee deems to be appropriate.

SECTION 7.FUNDING AND PARTICIPANT’S INTEREST

7.1Plan Unfunded.  This Plan shall be unfunded and no trust or special deposit shall be created, or deemed to be created, by the Plan or the Company.  The granting of Awards shall be made through recordkeeping entries.  No actual funds shall be segregated, reserved, or otherwise set aside; provided, however, that nothing herein shall prevent the Company from establishing one or more grantor trusts from which payments due under this Plan may be paid in certain instances.  All payments shall be paid by the Company from its general assets, and a Participant or his Beneficiary shall have the rights of a general, unsecured creditor against the Company for any distributions due hereunder.  The Plan constitutes a mere promise by the Company to make payments in the future.

7.2Participant’s Interest in Plan.  A Participant has an interest only in the cash value of the Phantom Units granted under the Plan.  A Participant does not have any voting rights or any other rights or interests whatsoever in any specific funds, stock, units, or securities in connection with any Phantom Units under this Plan.

7.3Delay In Payment For Certain Company Reasons.  Notwithstanding any other provision of this Plan or any Award or Award Agreement, the Company’s obligation to make payments to any Participant (or Beneficiary) shall be subject to the following delay provisions:

(i)Payments That Would Jeopardize the Ability of the Company as a Going Concern.  In the event the Committee or the Company reasonably anticipates that the making of a payment will jeopardize the ability of the Company to continue as a going concern, or such payment will cause material harm to the Company, such payment may be delayed until the earliest date at which the Company reasonably anticipates that the making of the payment will not have such effect or such violation will not cause material harm to the Company.

(ii)Payments That Would Violate Federal Securities Laws Or Other Applicable Law.  In the event the Committee or the Company reasonably anticipates that the making of a payment will violate federal or state securities laws (including, without limitation, the Securities Act) or other applicable laws, such payment shall be delayed until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation (provided, however, that for purposes hereof, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code shall not be treated as a violation of applicable law).

SECTION 8.GENERAL TERMS OF AWARDS

8.1Stand-Alone and Tandem Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan, program, or arrangement of the Company or any business entity acquired or to be acquired by the Company.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

8.2Legal Compliance.  Awards shall not be granted nor payments made pursuant to an Award unless the grant of such Award shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

8.3Limits on Transfer of Awards; Beneficiaries.  No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any Person, or shall be subject to any lien, obligation, or liability of such Participant to any Person other than the Company (or a Subsidiary or Affiliate).  Except to the extent otherwise determined by the Committee, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution. A Beneficiary, guardian, legal representative, or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

SECTION 9.ADJUSTMENT PROVISIONS

9.1Adjustments for Changes in Capital Structure.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities, or other similar corporate transaction or event affects the Class A Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan, then the Committee shall, in such manner as it may deem equitable in its reasonable good faith discretion, adjust any or all of the number of Phantom Units with respect to which compensation in connection with Awards is calculated.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria of, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the Partnership or the financial statements of the Company or the Partnership or in response to changes in applicable laws, regulations, or accounting principles.

9.2Binding Determination.  The adjustments determined by the Committee pursuant to Section 9.1 shall be final, binding, and conclusive.

9.3No Other Adjustments.  Except as expressly provided in Section 9.1, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number and kind of Phantom Units with respect to which compensation under an Award is determined, or other terms of any Award.

SECTION 10.AMENDMENTS TO AND TERMINATION OF THE PLAN

10.1General Provisions.  Subject to Section 409A, the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation, or termination shall be made if stockholder approval is required by any federal or state law or regulation, or if the Committee in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that except as provided in Section 2.3, without the consent of the Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 2.3, without the consent of a Participant, no amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

10.2Termination After Change in Control.  Notwithstanding the foregoing, but subject to compliance with Section 409A, the Committee may terminate the Plan without the prior written consent of all Participants during either (i) the thirty- (30-) day period preceding, or the twelve- (12-) month period following a Change in Control.

SECTION 11.GENERAL PROVISIONS

11.1No Right to Awards; No Stockholder Rights.  No Participants shall have any claim to an Award grant under the Plan, and there is no obligation for uniformity of treatment of Participants except as provided in any other compensation arrangement.  No Award shall confer on any Participant any of the rights of a stockholder of the Company or a unitholder of the Partnership.

11.2No Limit on Other Compensatory Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.3Governing Law.  The validity, interpretation, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the State of Delaware (without regard to the conflicts of laws thereof) and applicable federal law.

11.4Severability.  If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

11.5Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee and any officers or employees of the Company to whom authority to act for the Committee is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit, or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

11.6Information to be Furnished by Participants and Beneficiaries and Inability to Locate.  Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his last post office address as shown on the Company’s or the Committee’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan.  Neither the Company nor the Committee shall be obliged to search for any Participant or Beneficiary beyond the sending of a certified or registered mail letter to such last known address.  If the Company or the Committee notifies any Participant or Beneficiary that he is entitled to an amount under the Plan and the Participant or Beneficiary or the Participant’s estate fails to claim such amount or make his location known to the Company or the Committee within one (1) year thereafter, then the Company or the Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed earnings in the interim, shall be paid by the Company if a claim for the payment subsequently is made by the Participant or the Beneficiary or the Participant’s estate to whom it was payable.

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IN WITNESS WHEREOF, the undersigned Secretary of the Board certifies that the foregoing Plan was duly adopted by the Board and made effective as of the date set forth above.

By:
Allen G. Jones
Secretary of the Board of Directors